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                                                                    EXHIBIT 12.1



                             BTI TELECOM CORP.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN THOUSANDS)

                                                    PRO
                                                   FORMA                          PRO
                                                    NINE       NINE MONTHS       FORMA
                                                   MONTHS         ENDED          YEAR
                                                   ENDED       SEPTEMBER 30,     ENDED            YEAR ENDED DECEMBER 31,
                                                SEPTEMBER 30, --------------- DECEMBER 31,   ----------------------------------
                                                    1997      1997     1996       1996      1996     1995     1994     1993
                                                  --------   ------   ------   ---------   ------   ------   ------   -------
Income (loss) before taxes......................  (20,992)   (1,955)   1,298    (22,869)    2,606      371    2,702      3,697
Less interest capitalized to inventories during
  the period....................................       -         -       -          -         -        -        -          -
                                                  --------   ------   ------   ---------   ------   ------   ------   -------
Adjusted income (loss) before taxes.............   (20,992)  (1,955)   1,298    (22,869)    2,606      371    2,702     3,697
                                                  --------   ------   ------   ---------   ------   ------   ------   -------
Fixed Charges:
  Other interest expense........................   21,340     2,109    1,367     27,763     1,695    1,297      750       464
  Amortization of financing costs...............      923       278       75        -          99       25       16        15
  Rental expense(1).............................      980       980      978      1,339     1,305      947      410       264
                                                  --------   ------   ------   ---------   ------   ------   ------   -------
Total fixed charges.............................   23,243     3,367    2,420     29,102     3,099    2,269    1,176       743
                                                  --------   ------   ------   ---------   ------   ------   ------   -------
Earnings........................................    2,251     1,412    3,718      6,233     5,705    2,640    3,878     4,440
                                                  --------   ------   ------   ---------   ------   ------   ------   -------
Ratio (shortfall) of earnings to fixed charges..      -         -        1.5x       -         1.8x     1.2x     3.3x      6.0x
                                                  --------   ------   ------   ---------   ------   ------   ------   -------
                                                  --------   ------   ------   ---------   ------   ------   ------   -------


                                                   1992
                                                  ------
Income (loss) before taxes......................   3,066
Less interest capitalized to inventories during
  the period....................................     -
                                                  ------
Adjusted income (loss) before taxes.............   3,066
                                                  ------
Fixed Charges:
  Other interest expense........................     357
  Amortization of financing costs...............       6
  Rental expense(1).............................     206
                                                  ------
Total fixed charges.............................     569
                                                  ------
Earnings........................................   3,635
                                                  ------
Ratio (shortfall) of earnings to fixed charges..     6.4x
                                                  ------
                                                  ------



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(1) 15% of rental expense related to operating losses representing an appropriate interest factor.

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